AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 1, 2004
                           REGISTRATION NO. 000-31727
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             THE QUANTUM GROUP, INC.
             (Exact name of Registrant as specified in its charter)

           NEVADA                                            20-0774748
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            Identification Number)

                     12230 Forest Hill Boulevard / Suite 157
                              Wellington, FL 33414
                                  561-227-1597
                                561-828-0454 fax
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and place of business)

                       2003 INCENTIVE EQUITY & OPTION PLAN
                              (Full title of plan)

                           Noel J. Guillama, President
                             THE QUANTUM GROUP, INC.
                     12230 Forest Hill Boulevard, Suite 157
                              Wellington, FL 333414
                                 (561) 227-1597
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

           Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                Jeffrey G. Klein
                          Newman, Pollock & Klein, LLP
                             2101 NW Corporate Blvd.
                                    Suite 414
                              Boca Raton, FL 33431
                             Telephone: 561.997.9920
                             Facsimile: 561.241.4943

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                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                     PROPOSED         PROPOSED
                                     MAXIMUM          MAXIMUM
TITLE OF            AMOUNT           OFFERING         AGGREGATE     AMOUNT OF
SECURITIES TO       TO BE            PRICE            OFFERING      REGISTRATION
BE REGISTERED       REGISTERED(3)    PER SHARE (1)    PRICE         FEE (2)
-------------------------------------------------------------------------------
Common Stock,       5,000,000        $0.85            $4,250,000    $538.47
$.000l par value
Shares
--------------------------------------------------------------------------------

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(C)) under the Securities Act of 1933 and based upon the average of the last price per share of our Common Stock on March 30, 2004 a date within five (5) days prior to the date of filing of this registration statement, as reported by the OTC Electronic Bulletin Board.

(2) Registration fee based upon shares to be issued in the future from time to time pursuant to the Registrant's 2003 INCENTIVE EQUITY & OPTION PLAN, calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The fiscal 2004 rate is $80.90 per million.

(3) This Registration Statement shall also cover any additional shares of Common Stock which become issuable pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock. In addition, pursuant to Rule 416(C)) under the Securities Act of 1933, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                                     PART I
                  INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below in paragraphs (a) through (c) of this Item hereby are incorporated by reference in this Registration Statement. In addition, all documents hereafter filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) Registrant's Annual Report on Form 10-KSB for Registrant's fiscal year ended October 31, 2003, filed pursuant to Section 13(a) or 15(d) of the Exchange Act on February 13, 2004 with the Commission.

         (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended October 31, 2003.

         (c) Description of Registrant's Common Stock ($.0001) par value, as set forth in: Articles of Incorporation filed in Registrant's Form 14-C Information Statement filed with the Commission on January 9, 2004.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the shares of Common Stock offered hereby has been passed upon for the Company by Newman, Pollock & Klein, LLP. A portion of the shares being registered herein are being issued to Newman, Pollock & Klein, LLP for legal services provided to the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Nevada State Law provides that a corporation may indemnify its directors, officers, employees and agents against liabilities and reasonable expenses (including attorneys' fees) incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the Corporation, if such person acted in good faith and reasonably believed that his conduct in his official capacity with the Corporation was in the best interests of the Corporation (or, with respect to employee benefit plans, was in the best interests of the participants in or beneficiaries of the plan), and in all other cases his conduct was at least not


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

opposed to the Corporation's best interests. In the case of a criminal proceeding, the director, officer, employee or agent must have had no reasonable cause to believe his conduct was unlawful. The Corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the Corporation if such person is adjudged liable to the Corporation, or in a proceeding in which such person is adjudged liable for receipt of an improper personal benefit. Unless limited by the Corporation's Articles of Incorporation, the Corporation shall be required to indemnify a director or officer of the Corporation who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding. The foregoing indemnification is not exclusive of any other rights to which those indemnified may be entitled under applicable law, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The Corporation's Articles of Incorporation and Bylaws generally provide for indemnification of directors, officers, employees and agents to the fullest extent allowed by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER   DESCRIPTION                    LOCATION
-------  -----------                    --------
4.1      Articles of Incorporation      Incorporated by reference to Exhibit B
                                        filed January 7, 2004 in 14-C with
                                        Commission

4.2      Bylaws                         Incorporated by reference to Exhibit C
                                        filed  January 7, 2004 in 14-C with
                                        Commission

5.1      Opinion of Attorney            Filed herewith

10.1     2003 Incentive Equity          Incorporated by reference to Exhibit E,
         Stock Option Plan              filed January 7, 2004 in 14-C with
                                        Commission

23.1     Consent of Attorney            Filed as part of exhibit 5.1

23.2     Consent of Independent Auditor

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

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant will:

             (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                 (i) Include any prospectus required by Section 10(a)(3) of the Act;

                 (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) For purposes of determining any liability under the Securities Act, treat each post- effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the


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

registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Articles 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Wellington, State of Florida on March 31, 2004.

                                    THE QUANTUM GROUP, INC.

                                     By: /s/ Noel J. Guillama
                                         ---------------------------------------
                                         Noel J. Guillama, President &
                                         Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                            TITLE                        DATE
----------                            -----                        ----

/s/ Noel J. Guillama
---------------------------     President - Director          March 31, 2004
Noel J. Guillama                Chief Executive Officer


/s/ Donald B. Cohen
---------------------------     Vice President - Director
Donald B. Cohen                 Chief Financial Officer       March 8, 2004


/s/ Susan D. Guillama
---------------------------     Vice President - Director     March 31, 2004
Susan D. Guillama


/s/ Marion D. Thorpe
---------------------------     Director                      March 8, 2004
Marion D. Thorpe, Jr., M.D.


/s/ James D. Baker
---------------------------
James D. Baker                  Director                      March 31, 2004


/s/ Mark Haggerty
---------------------------
Mark Haggerty                   Director                      February 18, 2004


---------------------------     Director                      March 31, 2004
Greg M. Steinberg

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